UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2017

YIELD10 BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 28, 2017, the Board of Directors (the “Board”) of Yield10 Bioscience, Inc. (the “Company”) set the authorized size of the Board at seven (7) members and appointed Richard Hamilton, Ph.D. as a member of the Board, to serve in Class III of the Board, with a term expiring at the 2018 Annual Meeting of Shareholders. In connection with his appointment, Dr. Hamilton was appointed to serve on the Audit and Compensation Committees of the Board.
Dr. Hamilton, age 54, served as President and Chief Executive Officer of Ceres Inc. from September 2002 until Ceres’ acquisition by Land O’Lakes, Inc. in August 2016. He served as Ceres’ Chief Financial Officer from 1998 until September 2002, at which time he was appointed President and Chief Executive Officer. He served on Ceres’ Board of Directors from 2002 - 2016. In addition to his leadership role at Ceres, Dr. Hamilton has sat on the Keck Graduate Institute Advisory Council and he was a founding member of the Council for Sustainable Biomass Production. He has served on the U.S. Department of Energy’s Biomass Research and Development Technical Advisory Committee and has been active in the Biotechnology Industry Organization where he has served as Vice Chairman of the organization, chaired its Food and Agriculture Governing Board and served in other leadership roles. From 1996 to 1998, Dr. Hamilton was a Principal at Oxford Bioscience Partners, one of the leading investors in the genomics field and a founder of Ceres. He was an Associate at Boston-based MVP Ventures from 1993 to1996. From 1990 to 1992, he was a Howard Hughes Medical Institute Research Fellow at Harvard Medical School. Dr. Hamilton holds a Ph.D. in molecular biology from Vanderbilt University and a B.S. in biology from St. Lawrence University.
There are no arrangements or understandings between Dr. Hamilton or any other person pursuant to which he was selected as a member of the Board. The Company is not aware of any transaction in which Dr. Hamilton has an interest requiring disclosure under Item 404(a) of Regulation S-K.
As a non-employee director, Dr. Hamilton will be eligible to receive compensation for his service as a member of the Board pursuant to the Company’s policy for compensation of non-employee directors.
On March 1, 2017, Celeste Beeks Mastin resigned from the Board. Her resignation was not the result of any disagreement with the Company relating to the Company’s policies or practices.
A copy of the press release, dated March 2, 2017, announcing Dr. Hamilton’s appointment to the Board, is attached as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

Date: March 2, 2017	By:	/s/ Oliver P. Peoples
Oliver P. Peoples, Ph.D.
President and Chief Executive Officer